EXHIBIT 99.2

PACHINKO WORLD, INC.

PRESS RELEASE

CONTACTS:

Pachinko World, Inc.
Toshiki Hara
714-878-9189

CCG Investor Relations and Strategic Communications
Sean Collins, Senior Partner
10960 Wilshire Boulevard, Suite 2050
Los Angeles, CA 90024
310-477-9800

Pachinko World, Inc. Announces Intention to Voluntarily Deregister Common Stock

Company elects to save the high cost and administrative burden of registration to focus on operations and shareholder value

HUNTINGTON BEACH, CA – November 22, 2006 – Pachinko World, Inc. (OTCBB: PCHW), an owner and operator of stores in Japan offering pachinko gaming entertainment, announced today that it intends to file a Form 15 with the Securities and Exchange Commission (SEC) on or about December 22, 2006 to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pachinko World is eligible to deregister and suspend its reporting obligations by filing a Form 15 because it has fewer than 300 common stock shareholders of record. As a result of deregistering its common stock with the SEC and suspending its reporting obligations, the Company’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”).

Pachinko World’s Board of Directors believes that deregistering and suspending its reporting obligations will result in accounting, legal and administrative expense reductions for Pachinko World and enable Pachinko World management to focus more time and resources on Company operations and enhancing shareholder value. The Pachinko World Board of Directors determined to deregister Pachinko World’s common stock and suspend its reporting obligations after carefully considering the advantages and disadvantages of continued registration. These considerations include a significant increase in cost and administrative burden associated with public status in light of the Sarbanes-Oxley Act of 2002 and the adoption of new rules by the SEC. Other factors considered as part of this decision were: (i) Pachinko World’s common stock is very thinly traded and (ii) Pachinko World receives no capital raising benefit from its being a reporting company. The Pachinko World Board of Directors determined that rising compliance costs, together with the substantial demands of SEC filing requirements on management time and resources, outweigh the benefits Pachinko World receives from maintaining its status as a registered company.

Upon filing the Form 15, Pachinko World’s obligation to file certain reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K, will immediately be suspended, and accordingly, Pachinko World does not intend to file its Form 10-KSB for the year ended May 31, 2007 with the SEC. Pachinko World expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC.

About Pachinko World

Pachinko World (formerly Exam USA, Inc.), through its subsidiaries, primarily engages in the ownership and operation of stores in Japan offering pachinko gaming entertainment. As of May 31, 2006, the Company operated seven stores, comprising 3,392 pachinko and pachislo machines. Its stores are located in the Aichi prefecture and Tochigi prefecture in the north of Japan’s greater Kanto area. Founded by Yoneji Hirabayashi in 1956, the Company is headquartered in Huntington Beach, California.

This press release contains forward-looking statements based on the Company’s current expectations. In some cases, these statements can be identified by terminology such as ‘may’, ‘should’, ‘plans’, ‘believe’, ‘will’, ‘anticipate’, ‘estimate’, ‘expect’, or ‘intend’, including their opposites or similar phrases or expressions. Readers should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. Actual results may differ materially from these forward looking statements.

To gain a better understanding of the risk factors that may tend to influence the accuracy of the Company’s forward looking statements, the Company recommends that readers consult the risk factors identified in the Company’s Annual Reports on Form 10-KSB and other filings with the U.S. Securities and Exchange Commission. Although management believes that the risks described in the most recently filed Form 10-KSB represent all material risks currently applicable to the Company, additional risks and uncertainties not presently known to the Company or that are currently not believed to be important may also affect actual future results and could harm the Company’s business, financial condition and results of operations.

SOURCE: Pachinko World, Inc.